Exhibit 99.1

NESCO HOLDINGS, INC. TO PRESENT AT THE MORGAN STANLEY LAGUNA CONFERENCE AND DEUTSCHE BANK LEVERAGED FINANCE CONFERENCE

FORT WAYNE, IN., September 3, 2019 - Nesco Holdings, Inc. (NYSE: NSCO, “Nesco”), a leading provider of specialty rental equipment to the electric utility, telecom and rail end-markets, today announced that representatives of the Company will present at the Morgan Stanley 7th Annual Laguna Conference and the Deutsche Bank 2019 Leveraged Finance Conference.

Investors may schedule 1:1 meetings with Company management at the Morgan Stanley 7th Annual Laguna Conference on September 13, 2019. The conference will be held at the Ritz Carlton Hotel in Laguna-Niguel, California.

Investors may schedule 1:1 meetings with Company management at the Deutsche Bank Leveraged Finance Conference on September 24, 2019. The conference will be held at The Phoenician Hotel in Scottsdale, Arizona.

About Nesco

Nesco is one of the largest providers of specialty equipment, parts, tools, accessories and services to the electric utility transmission and distribution, telecommunications and rail markets in North America. Nesco offers its specialized equipment to a diverse customer base for the maintenance, repair, upgrade and installation of critical infrastructure assets including electric lines, telecommunications networks and rail systems. Nesco's coast-to-coast rental fleet of more than 4,200 units includes aerial devices, boom trucks, cranes, digger derricks, pressure drills, stringing gear, hi-rail equipment, repair parts, tools and accessories. For more information, please visit www.nescospecialty.com.

Investor Contact

Noel Ryan, IRC
investors@nescospecialty.com